May 25, 2004

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112300) of Astris Energi Inc of our report dated May 25, 2004 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

Toronto, Ontario

Auditor Consent

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Astris Energi Inc. of our audit report dated May 25, 2004 relating to the consolidated financial statements which appears in this Form 20-F.

/s/ Lugowy Associates

    CHARTERED ACCOUNTANTS

Hamilton, Ontario

May 25, 2004